Exhibit 99.1

Contact:	Phil Gee
480/693-5729
FOR IMMEDIATE RELEASE
US AIRWAYS GROUP, INC. REPORTS MARCH TRAFFIC
     TEMPE, Ariz., April 6, 2007 — US Airways Group, Inc. (NYSE: LCC) today reported March and year-to-date results for 2007. Revenue passenger miles (RPMs) for the month were 5.6 billion, up 0.2 percent from March 2006. Capacity was 6.9 billion available seat miles (ASMs), down 0.9 percent from March 2006. The passenger load factor for March was 82.0 percent versus 81.0 percent in March 2006.
     US Airways President Scott Kirby said, “From an operational standpoint, we are happy to have the first quarter of 2007 behind us. Two significant ice storms around Valentine’s Day and St. Patrick’s Day led to major disruptions in our Philadelphia hub and we created our own problems with a difficult reservation system migration in early March.
     “As a result, for the second straight month we experienced a negative impact on revenue, passenger revenue per available seat mile (PRASM) and cost per available seat mile (CASM). However, our March year-over-year consolidated (mainline and Express) PRASM was up over the same period last year. Despite the disruption, we still project a slight profit (excluding special items) for the first quarter.
     “Even with all the operational challenges we’ve faced, our employees have done an excellent job taking care of our customers during this difficult period, and, thankfully, we began to see improvements as the quarter came to a close. Our on-time performance in the last week of March, while still not up to our standards, improved significantly compared to the previous weeks of the month. We look forward to carrying this trend into the second quarter and reestablishing our operational reliability to the standards our customers expect and most importantly deserve.”
     America West and US Airways report combined operational performance to the Department of Transportation. For the month of March 2007, the combined domestic on-time performance was 55.5 percent with a completion factor of 97.1 percent.
     US Airways has updated its guidance in its latest Investor Relations Update which is also filed on Form 8-K. To access the report, go to www.usairways.com and navigate to About US >> Investor Relations >> Webcasts, Presentations and Updates >> Investor Relations Guidance.
     The following summarizes US Airways Group’s traffic results for March 2007 and 2006 consisting of America West and US Airways mainline operated flights as well as US Airways Express operated flights consisting of wholly owned subsidiaries PSA Airlines and Piedmont Airlines.

Consolidated US Airways Group, Inc.
MARCH

	2007	2006	% Change

Consolidated Revenue Passenger Miles (000)
Domestic	4,711,633	4,689,851	0.5
Atlantic	481,397	471,977	2.0
Latin	425,811	443,402	(4.0)

Total Consolidated Revenue Passenger Miles	5,618,841	5,605,230	0.2

Consolidated Available Seat Miles (000)
Domestic	5,676,228	5,763,654	(1.5)
Atlantic	636,800	584,344	9.0
Latin	540,439	569,955	(5.2)

Total Consolidated Available Seat Miles	6,853,467	6,917,953	(0.9)

Consolidated Load Factor (%)
Domestic	83.0	81.4	1.6 pts
Atlantic	75.6	80.8	(5.2) pts
Latin	78.8	77.8	1.0 pts

Total Consolidated Load Factor	82.0	81.0	1.0 pts

Consolidated Enplanements
Domestic	5,505,811	5,524,172	(0.3)
Atlantic	120,812	120,667	0.1
Latin	333,144	353,446	(5.7)

Total Consolidated Enplanements	5,959,767	5,998,285	(0.6)
YEAR TO DATE

	2007	2006	% Change

Consolidated Revenue Passenger Miles (000)
Domestic	12,694,394	12,359,676	2.7
Atlantic	1,196,488	1,191,443	0.4
Latin	1,111,827	1,140,323	(2.5)

Total Consolidated Revenue Passenger Miles	15,002,709	14,691,442	2.1

Consolidated Available Seat Miles (000)
Domestic	16,168,927	16,101,054	0.4
Atlantic	1,760,607	1,696,033	3.8
Latin	1,489,124	1,580,303	(5.8)

Total Consolidated Available Seat Miles	19,418,658	19,377,390	0.2

Consolidated Load Factor (%)
Domestic	78.5	76.8	1.7 pts
Atlantic	68.0	70.2	(2.2) pts
Latin	74.7	72.2	2.5 pts

Total Consolidated Load Factor	77.3	75.8	1.5 pts

Consolidated Enplanements
Domestic	14,805,369	14,575,478	1.6
Atlantic	303,043	304,276	(0.4)
Latin	869,085	907,702	(4.3)

Total Consolidated Enplanements	15,977,497	15,787,456	1.2
Notes:
1) Canada, Puerto Rico and the U.S. Virgin Islands are included in domestic results.
2) Latin results include the Caribbean.

US Airways Mainline (US Airways and America West combined)
MARCH

	2007	2006	% Change

Mainline Revenue Passenger Miles (000)
Domestic	4,494,024	4,411,731	1.9
Atlantic	481,397	471,977	2.0
Latin	425,811	443,402	(4.0)

Total Mainline Revenue Passenger Miles	5,401,232	5,327,110	1.4

Mainline Available Seat Miles (000)
Domestic	5,379,485	5,380,471	(0.0)
Atlantic	636,800	584,344	9.0
Latin	540,439	569,955	(5.2)

Total Mainline Available Seat Miles	6,556,724	6,534,770	0.3

Mainline Load Factor (%)
Domestic	83.5	82.0	1.5 pts
Atlantic	75.6	80.8	(5.2) pts
Latin	78.8	77.8	1.0 pts

Total Mainline Load Factor	82.4	81.5	0.9 pts

Mainline Enplanements
Domestic	4,761,738	4,687,876	1.6
Atlantic	120,812	120,667	0.1
Latin	333,144	353,446	(5.7)

Total Mainline Enplanements	5,215,694	5,161,989	1.0
YEAR TO DATE

	2007	2006	% Change

Mainline Revenue Passenger Miles (000)
Domestic	12,106,756	11,624,955	4.1
Atlantic	1,196,488	1,191,443	0.4
Latin	1,111,827	1,140,323	(2.5)

Total Mainline Revenue Passenger Miles	14,415,071	13,956,721	3.3

Mainline Available Seat Miles (000)
Domestic	15,303,452	14,953,696	2.3
Atlantic	1,760,607	1,696,033	3.8
Latin	1,489,124	1,580,303	(5.8)

Total Mainline Available Seat Miles	18,553,183	18,230,032	1.8

Mainline Load Factor (%)
Domestic	79.1	77.7	1.4
Atlantic	68.0	70.2	(2.2) pts
Latin	74.7	72.2	2.5 pts

Total Mainline Load Factor	77.7	76.6	1.1

Mainline Enplanements
Domestic	12,807,241	12,379,812	3.5
Atlantic	303,043	304,276	(0.4)
Latin	869,085	907,702	(4.3)

Total Mainline Enplanements	13,979,369	13,591,790	2.9
Notes:
1) Canada, Puerto Rico and the U.S. Virgin Islands are included in domestic results.
2) Latin results include the Caribbean.

US Airways Express (Piedmont Airlines, PSA Airlines, US Airways MidAtlantic Division)
MARCH

	2007	2006	% Change

Express Revenue Passenger Miles (000)
Domestic	217,609	278,120	(21.8)

Express Available Seat Miles (000)
Domestic	296,743	383,183	(22.6)

Express Load Factor (%)
Domestic	73.3	72.6	0.7 pts

Express Enplanements
Domestic	744,073	836,296	(11.0)
YEAR TO DATE

	2007	2006	% Change

Express Revenue Passenger Miles (000)
Domestic	587,638	734,721	(20.0)

Express Available Seat Miles (000)
Domestic	865,475	1,147,358	(24.6)

Express Load Factor (%)
Domestic	67.9	64.0	3.9 pts

Express Enplanements
Domestic	1,998,128	2,195,666	(9.0)
Notes:
1) US Airways Express includes data for US Airways’ MidAtlantic division through May 27, 2006.
2) Canada is included in domestic results.
Integration Update
     US Airways is also providing a brief update on the integration process between US Airways and America West. Listed below are major accomplishments or announcements from the month of March:
•	Combined the airline’s maintenance inventory computer systems for both the Boeing 767 and Airbus A330 fleets.

•	Migrated two reservations systems onto one platform (Shares), which provides a single system for reservation and airport customer service agents.

•	Neared the halfway point of painting the US Airways fleet in the new livery, including the first Airbus A330.
     US Airways is the fifth largest domestic airline employing nearly 36,000 aviation professionals worldwide. US Airways, US Airways Shuttle and US Airways Express operate approximately 3,800 flights per day and serve more than 230 communities in the U.S., Canada, Europe, the Caribbean and

Latin America. The new US Airways — the product of a merger between America West and US Airways in September 2005 — is a member of the Star Alliance network, which offers our customers 16,000 daily flights to 855 destinations in 155 countries worldwide. This press release and additional information on US Airways can be found at www.usairways.com. (LCCT)
FORWARD-LOOKING STATEMENTS
Certain of the statements contained herein should be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “indicate,” “anticipate,” “believe,” “forecast,” “estimate,” “plan,” “guidance,” “outlook,” “could,” “should,” “continue” and similar terms used in connection with statements regarding the outlook of US Airways Group, Inc. (the “Company”). Such statements include, but are not limited to, statements about expected fuel costs, the revenue and pricing environment, the Company’s expected financial performance and operations, future financing plans and needs, overall economic conditions and the benefits of the business combination transaction involving America West Holdings Corporation and US Airways Group, including future financial and operating results and the combined companies’ plans, objectives, expectations and intentions. Other forward-looking statements that do not relate solely to historical facts include, without limitation, statements that discuss the possible future effects of current known trends or uncertainties or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. Such statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties that could cause the Company’s actual results and financial position to differ materially from the Company’s expectations. Such risks and uncertainties include, but are not limited to, the following: the impact of high fuel costs, significant disruptions in the supply of aircraft fuel and further significant increases to fuel prices; our high level of fixed obligations and our ability to obtain and maintain financing for operations and other purposes; our ability to achieve the synergies anticipated as a result of the merger and to achieve those synergies in a timely manner; our ability to integrate the management, operations and labor groups of US Airways Group and America West Holdings; labor costs and relations with unionized employees generally and the impact and outcome of labor negotiations; the impact of global instability, including the current instability in the Middle East, the continuing impact of the military presence in Iraq and Afghanistan and the terrorist attacks of September 11, 2001 and the potential impact of future hostilities, terrorist attacks, infectious disease outbreaks or other global events that affect travel behavior; reliance on automated systems and the impact of any failure or disruption of these systems; the impact of future significant operating losses; changes in prevailing interest rates; our ability to obtain and maintain commercially reasonable terms with vendors and service providers and our reliance on those vendors and service providers; security-related and insurance costs; changes in government legislation and regulation; our ability to use pre-merger NOLs and certain other tax attributes; competitive practices in the industry, including significant fare restructuring activities, capacity reductions and in court or out of court restructuring by major airlines; continued existence of prepetition liabilities; interruptions or disruptions in service at one or more of our hub airports; weather conditions; our ability to obtain and maintain any necessary financing for operations and other purposes; our ability to maintain adequate liquidity; our ability to maintain contracts that are critical to our operations; our ability to operate pursuant to the terms of our financing facilities (particularly the financial covenants); our ability to attract and retain customers; the cyclical nature of the airline industry; our ability to attract and retain qualified personnel; economic conditions; and other risks and uncertainties listed from time to time in our reports to the Securities and Exchange Commission. There may be other factors not identified above of which the Company is not currently aware that may affect matters discussed in the forward-looking statements, and may also cause actual results to differ materially from those discussed. All forward-looking statements are based on information currently available to the Company. The Company assumes no obligation to publicly update or revise any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting such estimates. Additional factors that may affect the future results of the Company are set forth in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the period ended December 31, 2006, which is available at www.usairways.com.
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